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                                                                   Exhibit 23.1

            CONSENT OF INDEPENDENT AUDITORS AND REPORT ON SCHEDULES




The Board of Directors
CORT Business Services Corporation

The audits referred to in our report dated February 12, 1999 included the related financial statement schedules as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, included herein. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                       /s/ KPMG LLP

                                       KPMG LLP

Washington, DC
July 26, 1999